Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

REALTY INCOME CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share, issuable under the Realty Income Corporation 2021 Incentive Award Plan	457(c) and 457(h) (3)	6,186,101 shares (2)	$73.285 (3)	$453,348,411.79 (3)	0.0000927	$42,025.40
Total Offering Amounts					$453,348,411.79		$42,025.40
Total Fee Offsets							$0.00
Net Fee Due							$42,025.40

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued pursuant to the Realty Income Corporation 2021 Incentive Award Plan, as amended (the “2021 Plan”), from stock splits, stock dividends or similar transactions with respect to the common stock, par value $0.01 per share (“Common Stock”), of Realty Income Corporation (the “Registrant”).

(2) Represents 6,186,101 shares of Common Stock available for future issuance under the 2021 Plan in accordance with, and subject to the terms and conditions of, an exception under NYSE Section 303A.08 of the Listed Company Manual (“NYSE Section 303A.08”), which shares consist of the shares of common stock of VEREIT, Inc. (“VEREIT”) that were available for issuance under the VEREIT, Inc. 2021 Equity Incentive Plan (the “2021 VEREIT Plan”) upon the closing of the merger (the “Merger”) between the Registrant and VEREIT pursuant to that certain merger agreement (the “Merger Agreement”), by and among the Registrant, VEREIT, and certain other parties as set forth therein and were assumed by the Registrant for issuance under the 2021 Plan, as appropriately adjusted to reflect the transactions contemplated by the Merger Agreement.

(3) Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Common Stock reported by the New York Stock Exchange on August 18, 2022.